SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2004

FullNet Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

000-27031	73-1473361

(Commission file number)	(IRS employer identification no.)

201 Robert S. Kerr Avenue, Suite 210, Oklahoma City, Oklahoma 73102

(Address of Principal Executive Offices, Including Zip Code)

(405) 236-8200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On January 30, 2004, FullNet Communications, Inc. (“FullNet”) engaged Evans, Gaither & Associates, PLLC as its new independent accountants, commencing with the audit for the fiscal year ended December 31, 2003, and thereby dismissed Buxton & Cloud PC. The decision to change independent accountants was approved by the Board of Directors of FullNet.

The reports of Buxton & Cloud PC on FullNet’s financial statements for the past year ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principle. The reports of Buxton & Cloud PC on FullNet’s financial statements for the past year ended December 31, 2002 did however contain explanatory paragraphs describing an uncertainty about FullNet’s ability to continue as a going concern.

In connection with the audit for the fiscal year ended December 31, 2002 and all interim periods preceding the dismissal, there have been no disagreements with Buxton & Cloud PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Buxton & Cloud PC, would have caused them to make reference thereto in their report on the financial statements for such year.

During the fiscal year ended December 31, 2002 and all subsequent interim periods and to January 30, 2004, the date of dismissal, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

FullNet delivered a copy of this Form 8-K report to Buxton & Cloud PC on January 30, 2004, and requested that Buxton & Cloud PC furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not Buxton & Cloud PC agrees with the above statements. Attached hereto as Exhibit 16 is a copy of the letter of Buxton & Cloud PC to the SEC dated February 2, 2004.

During the fiscal year ended December 31, 2002 and to January 30, 2004, FullNet has not consulted with Evans, Gaither & Associates, PLLC on any items concerning the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on FullNet’s financial statements, or the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(2)).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 16	Letter from Buxton & Cloud PC to the Securities and Exchange Commission dated February 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULLNET COMMUNICATIONS, INC.

	By:	/s/ Timothy J. Kilkenny

Timothy J. Kilkenny Chief Executive Officer

Dated: January 30, 2004

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 16	Letter from Buxton & Cloud PC to the Securities and Exchange Commission dated February 2, 2004.